Exhibit 10.6

THE BOARD OF DIRECTORS

OF

SEEDO CORP.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 4th day of December, 2018

The Board of Directors which was present for this meeting & took active part therein was:

Zohar Levy

WHEREAS there has been presented to and considered by this meeting a Motion to enter into a certain Share Purchase Agreement and Convertible Debenture with YAII PN, LTD.

NOW THEREFORE BE IT RESOLVED that the corporation having considered this matter, has opened the floor to all those who voice a preference in the issue, has decided unanimously and RESOLVED:

That the Company shall Execute said obligatory documents with YAII PN LTD. for funding purposes, and deems such action in the best interest of the Company.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 4th December, 2018

/S/ Zohar Levy
Zohar Levy, Director, CEO